Exhibit 10.6

GROUP II AGREEMENT- EXECUTION VERSION

NOVATION AND ASSUMPTION AGREEMENT

by and among

ACE American Insurance Company, acting for itself and its affiliates including, without limitation, Pacific Employers Insurance Company;

ACE INA Insurance Company;

ACE Insurance Company;

Insurance Company of North America

and

Creole Insurance Company, Ltd., a Bermuda company,

and

Boudin Insurance Company, Ltd., a Bermuda company

RECITALS

THIS NOVATION AND ASSUMPTION AGREEMENT (the “Agreement”), is entered into and effective as of May 18, 2010 (the “Effective Date”) by and among ACE American Insurance Company, individually and acting for the ACE Affiliates (in such capacities, the “Company”), Creole Insurance Company, Ltd., a Bermuda company (“Creole”), and Boudin Insurance Company, Ltd., a Bermuda company (“Boudin”).

WHEREAS, the Company and/or the ACE Affiliates have entered into the Existing Reinsurance Agreements with Creole and Boudin; and

WHEREAS, pursuant to the Existing Reinsurance Agreements, Creole and Boudin are obligated, among other things, to reinsure the Company and/or the ACE Affiliates with regard to certain Existing Policies; and

WHEREAS, Creole, prior to the Separation, is a wholly owned Subsidiary of MII; and

WHEREAS, MII intends to spin-off the B&W Entities (including Creole) from MII in connection with a dividend of common stock of B&W to the shareholders of MII (the “Separation”); and

WHEREAS, in connection with the Separation, the Parties wish to provide that Boudin be the reinsurer with respect to cessions arising from the operations, business, or property of MII and that Creole be the reinsurer with respect to cessions arising from the operations, business, or property of B&W, in each case whether such obligations were existing, accruing or arising before, on or after the Effective Date; and

WHEREAS, the Company, on its own behalf and on behalf of the ACE Affiliates, is willing to consent to the transfer, assumption, and novation of the matters as set forth herein, subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual promises set out herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. The following terms used herein, including in the recitals and Exhibits hereto, shall have the following meanings:

“ACE Affiliate” means each Affiliate of ACE that has issued an Existing Policy, including Pacific Employers Insurance Company, ACE INA Insurance Company, ACE Insurance Company and Insurance Company of North America.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. For this purpose “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the recitals to this Agreement.

“ALAA” means the Assumption and Loss Allocation Agreement, dated as of the date hereof, among the Company, B&W, MII and certain other MII Entities and B&W Entities signatory thereto.

“Assumption Time” means midnight (New York time) on the Effective Date.

“B&W” means Babcock & Wilcox Holdings, Inc., a Delaware corporation, to be succeeded by The Babcock & Wilcox Company, a Delaware corporation, after the effective time of the merger, to occur after the date hereof, of Babcock & Wilcox Holdings, Inc., with and into The Babcock & Wilcox Company, the surviving entity of such merger.

“B&W Entity” means B&W and each of the entities listed on Exhibit I attached hereto and made a part hereof. It is acknowledged and understood that, from and after the effectiveness of the Separation, the B&W Entities will not be Subsidiaries or Affiliates of MII or any of the other MII Entities.

“Boudin Assumption and Novation” has the meaning set forth in Section 2(a).

“Boudin LOC” has the meaning set forth in Section 3(a).

“Company” has the meaning set forth in the recitals to this Agreement.

“Company B&W Obligation” means any obligation of the Company or an ACE Affiliate to or for the benefit of an Insured under an Existing Policy that arises, will arise, or has arisen from the operations, business, or property of a B&W Entity.

“Company MII Obligation” means any obligation of the Company or an ACE Affiliate to or for the benefit of an Insured under an Existing Policy that arises, will arise, or has arisen from the operations, business, or property of an MII Entity.

“Creole Assumption and Novation” has the meaning set forth in Section 2(c).

“Creole LOC” has the meaning set forth in Section 3(b).

“Effective Date” has the meaning set forth in the recitals to this Agreement.

“ESIS” means ESIS, Inc., an Affiliate of the Company.

“Existing Collateral” means any and all letters of credit or trust agreements outstanding as of the date hereof provided by or required to be provided by Creole or Boudin under the terms of any Existing Reinsurance Agreement in order to secure obligations arising thereunder.

“Existing Policy” means each policy of general liability insurance, automobile liability insurance, or workers compensation insurance issued prior to the date hereof by the Company or an ACE Affiliate to one or more B&W Entities and/or one or more MII Entities that is subject to an Existing Reinsurance Agreement.

“Existing Reinsurance Agreement” means each reinsurance agreement (whether denominated a treaty, a reinsurance policy, a reinsurance agreement, a facultative certificate, or otherwise) in which (a) Creole or Boudin is the reinsurer, (b) one or more of the Company and/or ACE Affiliates is or are the reinsureds, and (c) the ceded risk includes risk under any Existing Policy. “Existing Reinsurance Agreements” shall not mean or include any Existing Security Agreements (as defined below). Exhibit II attached hereto and made a part hereof reflects the Parties’ best efforts to list all Existing Reinsurance Agreements, but the definitions in this Agreement shall control in the event of any errors or omissions on such Exhibit.

“Existing Security Agreements” shall mean and include any trust agreement, collateral agreement, pledge and security agreement or other similar contract between the Company or an ACE Affiliate and Boudin or between the Company or an ACE Affiliate and Creole, which was entered into in connection with or pursuant to any Existing Reinsurance Agreement (as defined above), and which are embodied in separately-executed written instruments.

“Go-Forward Boudin Obligations” means the obligations of Boudin under (a) the Transferable Boudin Reinsurance Agreements, (b) the Novated-to-Boudin Reinsurance Agreements and (c) the Wholly Retained Boudin Reinsurance Agreements, in each case after giving effect to the transfers, assumptions, novations, and releases effected by this Agreement.

“Go-Forward Creole Obligations” means the obligations of Creole under (a) the Transferable Creole Reinsurance Agreements, (b) the Novated-to-Creole Reinsurance Agreements and (c) the Wholly Retained Creole Reinsurance Agreements, in each case after giving effect to the transfers, assumptions, novations, and releases effected by this Agreement.

“Insured,” as a noun in reference to one or more insurance policies, means any Person who is insured by such policy or policies, regardless of whether such Person is designated an “Insured” or a “Named Insured” in such policy or is otherwise expressly identified therein.

“Master Separation Agreement” means a Master Separation Agreement to be entered into between MII and The Babcock & Wilcox Company in connection with the Separation.

“MII” means McDermott International, Inc., a Panamanian corporation.

“MII Entity” means MII and each of the entities listed on Exhibit III attached hereto and made a part hereof. It is acknowledged and understood that, from and after the effectiveness of the Separation, the MII Entities will not be Subsidiaries or Affiliates of B&W or any of the other B&W Entities.

“Novated Reinsurance Agreement” means a Novated-to-Boudin Reinsurance Agreement or a Novated-to-Creole Reinsurance Agreement.

“Novated-to-Boudin Reinsurance Agreement” means, as to any Transferable Creole Reinsurance Agreement after the Assumption Time and giving effect to this Agreement, the aggregate of (a) all rights, duties, and obligations of Boudin to and in respect of the Company under such Transferable Creole Reinsurance Agreement as and to the extent novated to Boudin, and (b) all rights, duties, and obligations of the Company to and in respect of Boudin under such Transferable Creole Reinsurance Agreement as and to the extent novated to Boudin.

“Novated-to-Creole Reinsurance Agreement” means, as to any Transferable Boudin Reinsurance Agreement after the Assumption Time and giving effect to this Agreement, the aggregate of (a) all rights, duties, and obligations of Creole to and in respect of the Company under such Transferable Boudin Reinsurance Agreement as and to the extent novated to Creole, and (b) all rights, duties, and obligations of the Company to and in respect of Creole under such Transferable Boudin Reinsurance Agreement as and to the extent novated to Creole.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its bylaws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, and (d) with respect to any limited liability company, its certificate or articles of formation or organization and its operating agreement or other organizational documents.

“Parties” means the Company, Creole and Boudin, collectively (and each individually is a “Party”).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a union, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Separation” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means, with respect to any specified Person, any corporation, partnership, limited liability company, joint venture or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such specified Person or by any one or more of its Subsidiaries, or by such specified Person and one or more of its Subsidiaries.

“Substituted Collateral” means the MII LOC and the B&W LOC.

“Transferable Boudin Reinsurance Agreements” means those Existing Reinsurance Agreements in which Boudin is the reinsurer and that reinsure, in whole or in part and whether or not including other obligations, Company B&W Obligations.

“Transferable Creole Reinsurance Agreements” means those Existing Reinsurance Agreements in which Creole is the reinsurer and that reinsures, in whole or in part and whether or not including other obligations, Company MII Obligations.

“Wholly Retained Boudin Reinsurance Agreement” means an Existing Reinsurance Agreement in which Boudin is the reinsurer and that is not a Transferable Boudin Reinsurance Agreement.

“Wholly Retained Creole Reinsurance Agreement” means an Existing Reinsurance Agreement in which Creole is the reinsurer and that is not a Transferable Creole Reinsurance Agreement.

2. Assumption and Novation.

(a) Boudin Assumption and Novation. Notwithstanding anything in any Transferable Creole Reinsurance Agreement to the contrary, and effective as of the Assumption Time, Creole hereby transfers and assigns, and Boudin hereby assumes by novation, so much of each Transferable Creole Reinsurance Agreement as reinsures any Company MII Obligation. In connection with such transfer, assignment, and novation:

(i) Boudin hereby agrees to observe, pay, perform, satisfy, fulfill and discharge, to the extent and in the manner required under the applicable Transferable Creole Reinsurance Agreement, any and all now existing and hereafter arising duties, terms, provisions, covenants, obligations and liabilities of Creole under the Transferable Creole Reinsurance Agreement with respect to the Company MII Obligations insofar as transferred above (the “Boudin Assumption and Novation”); and

(ii) The Company and each ACE Affiliate hereby consent to, and agree to give full force and effect to, the Boudin Assumption and Novation. From and after the Assumption Time, Boudin and not Creole shall be treated as the Company’s (or applicable ACE Affiliate’s) contractual counterparty with respect the contracts and mutual rights and obligations subject to the Boudin Assumption and Novation. Without limitation, the Company and each ACE Affiliate, as applicable:

a

may enforce against Boudin its rights with respect to the Company MII Obligations under the Transferable Creole Reinsurance Agreements to the same extent such Person could, prior to the Boudin Assumption and Novation, enforce such rights against Creole, and

b

shall perform for the benefit of Boudin any obligation with respect to the Company MII Obligations under the Transferable Creole Reinsurance Agreements to the same extent such Person was obligated, prior to the Boudin Assumption and Novation, to perform such obligations for the benefit of Creole, and

c

releases Creole from its obligation to observe, pay, perform, satisfy, fulfill or discharge any obligations under any Transferable Creole Reinsurance Agreements with respect to any Company MII Obligation.

(b) No Transfer or Novation of Creole Obligations arising from B&W Operations. The Wholly Retained Creole Reinsurance Agreements are not novated or otherwise affected by the Boudin Assumption and Novation. The Transferable Creole Reinsurance Agreements are novated to Boudin as set forth above only to the extent that they reinsure Company MII Obligations. To the extent that the Transferable Creole Reinsurance Agreements reinsure Company B&W Obligations, the Parties acknowledge that Creole and not Boudin shall continue to observe, pay, perform, satisfy, fulfill and discharge any and all now existing and hereafter arising duties, terms, provisions, covenants, obligations and liabilities of the reinsurer under the Transferable Creole Reinsurance Agreements.

(c) Creole Assumption and Novation. Notwithstanding anything in any Transferable Boudin Reinsurance Agreement to the contrary, and effective as of the Assumption Time, Boudin hereby transfers and assigns, and Creole hereby assumes by novation so much of each Transferable Boudin Reinsurance Agreement as reinsures any Company B&W Obligation. In connection with such transfer and assignment,

(i) Creole hereby agrees to observe, pay, perform, satisfy, fulfill and discharge, to the extent and in the manner required under the applicable Transferable Boudin Reinsurance Agreement, any and all now existing and hereafter arising duties, terms, provisions, covenants, obligations and liabilities of Boudin under the Transferable Boudin Reinsurance Agreements with respect to the Company B&W Obligations insofar as transferred above (the “Creole Assumption and Novation”); and

(ii) The Company and each ACE Affiliate hereby consent to, and agree to give full force and effect to, the Creole Assumption and Novation. From and after the Assumption Time, Creole and not Boudin shall be treated as the Company’s (or applicable ACE Affiliate’s) contractual counterparty with respect the contracts and mutual rights and obligations subject to the Creole Assumption and Novation. Without limitation, the Company and each ACE Affiliate, as applicable:

a

may enforce against Creole its rights under the Transferable Boudin Reinsurance Agreements to the same extent such Person could, prior to the Creole Assumption and Novation, enforce such rights against Boudin, and

b

shall perform for the benefit of Creole any obligation under the Transferable Boudin Reinsurance Agreements to the same extent such Person was obligated, prior to the Creole Assumption and Novation, to perform such obligations for the benefit of Boudin, and

c

releases Boudin from its obligation to observe, pay, perform, satisfy, fulfill or discharge any obligations under any Transferable Boudin Reinsurance Agreements with respect to any Company B&W Obligation.

(d) No Transfer or Novation of Boudin Obligations arising from MII Operations. The Wholly Retained Boudin Reinsurance Agreements are not novated or otherwise affected by the Creole Assumption and Novation. The Transferable Boudin Reinsurance Agreements are novated to Creole as set forth above only to the extent that they reinsure Company B&W Obligations. To the extent that the Transferable Boudin Reinsurance Agreements reinsure Company MII Obligations, the Parties acknowledge that Boudin and not Creole shall continue to observe, pay, perform, satisfy, fulfill and discharge any and all now existing and hereafter arising duties, terms, provisions, covenants, obligations and liabilities of the reinsurer under the Transferable Boudin Reinsurance Agreements.

(e) No Effect on Aggregate Limits of Liability. For the avoidance of doubt, it is understood and agreed that the aggregate liability of Creole and Boudin, taken together, under the Existing Reinsurance Agreements (or any of them) is not intended to be, and shall be deemed not to be, increased by implementation of this Agreement. In particular, and without limitation, to the extent that any Transferable Creole Reinsurance Agreement (or Transferable Boudin Reinsurance Agreement) contains an aggregate limit of liability, that aggregate limit of liability shall, after the Assumption Time, apply as a single, joint aggregate limit of liability as between (i) the resulting Novated Reinsurance Agreement and (ii) the portions of the Transferable Creole Reinsurance Agreement (or Transferable Boudin Reinsurance Agreement) that are retained pursuant to Section 2(b) (or Section 2(d)) above. Neither Creole or Boudin shall have any further liability under a Novated Reinsurance Agreement upon actual exhaustion by payment of the single, joint aggregate limit of liability thereunder; provided, however, that each of Creole and Boudin agree that the Company may determine the order in which any such single, joint aggregate limit of liability may be payable by each of them under such Novated Reinsurance Agreement, and provided further that (x) neither Creole or Boudin may refuse to pay any amount due to the Company on the basis of any claim or contention that in determining the order in which such limits are to be paid thereunder, the Company has not acted in good faith or has acted improperly, and (y) neither Creole nor Boudin may assert any such claim or contention as a defense to liability or payment or otherwise.

3. Collateral.

(a) Boudin LOC.

(i) Boudin (including for purposes of this Section 3, and if MII and Boudin so elect, MII on Boudin’s behalf) will, within fifteen (15) days after the Effective Date, provide to the Company, as beneficiary thereof, an irrevocable letter of credit (the “Boudin LOC”) in an amount of $696.00 (which amount shall be less than the aggregate amount of the Existing Collateral), issued in a form and by a bank or other financial institution, in each case acceptable to the Company; and/or such other forms of collateral as the Company may permit in writing from time to time. The Boudin LOC shall secure the Go-Forward Boudin Obligations.

(ii) The Boudin LOC shall be “evergreen,” meaning that it shall provide by its terms that it will be renewed automatically each year for an additional year unless written notice of non-renewal is received by the Company at least sixty (60) days prior to the Boudin LOC’s anniversary date. If the Company permits Boudin to provide collateral in a form other than the Boudin LOC, Boudin shall provide such collateral in an amount and form acceptable to the Company.

(iii) Boudin shall continue to provide the Boudin LOC (or other collateral acceptable to the Company) as security for payment of the Go-Forward Boudin Obligations, until the Company determines that there is no longer any need for such collateral. If there shall be a material deterioration in the financial condition of the bank or other financial institution which has issued the Boudin LOC, the Company shall have the right to require Boudin to replace the Boudin LOC with a new letter of credit with similar terms issued by a bank or other financial institution then acceptable to the Company.

(iv) The Company shall have the right to draw against the Boudin LOC and/or other collateral solely (a) in accordance with the terms of the applicable Wholly Retained Boudin Reinsurance Agreement or Novated-to-Boudin Reinsurance Agreement, as the case may be, and/or as required and permitted by the laws and regulations of the Commonwealth of Pennsylvania, or (b) in the event that a notice of nonrenewal is received pursuant to the evergreen clause.

(v) Annually, the Company shall review and redetermine the amount of the Go-Forward Boudin Obligations and the amount of collateral security required pursuant to this Agreement. At such time, MII will provide its most recent audited financial statements, interim financial statements, and any other financial information reasonably requested by the Company for the purpose of evaluating the financial condition of MII. MII will provide any needed increases in the amount of the Boudin LOC (and/or other collateral if acceptable to the Company) within thirty (30) days of the Company’s written request for any additional required amount of the Boudin LOC. The Company will effect any decreases in the amount of the Boudin LOC (and/or other collateral) promptly, provided that Boudin is not in breach of any of its obligations under this Agreement or the Existing Reinsurance Agreements as transferred and novated hereunder and MII is not in breach of any of its obligations to the Company under the ALAA.

(b) Creole LOC.

(i) Creole (including for purposes of this Section 3, and if B&W and Creole so elect, B&W on Creole’s behalf) will, within fifteen (15) days after the Effective Date, provide to the Company, as beneficiary thereof, an irrevocable letter of credit (the “Creole LOC”) in an amount of $4,171,230.00 (which amount shall be less than the aggregate amount of the Existing Collateral), issued in a form and by a bank or other financial institution, in each case acceptable to the Company; and/or such other forms of collateral as the Company may permit in writing from time to time. The Creole LOC shall secure the Go-Forward Creole Obligations.

(ii) The Creole LOC shall be “evergreen,” meaning that it shall provide by its terms that it will be renewed automatically each year for an additional year unless written notice of non-renewal is received by the Company at least sixty (60) days prior to the Creole LOC’s anniversary date. If the Company permits Creole to provide collateral in a form other than the Creole LOC, Creole shall provide such collateral in an amount and form acceptable to the Company.

(iii) Creole shall continue to provide the Creole LOC (or other collateral acceptable to the Company) as security for payment of the Go-Forward Creole Obligations, until the Company determines that there is no longer any need for such collateral. If there shall be a material deterioration in the financial condition of the bank or other financial institution which has issued the Creole LOC, the Company shall have the right to require Creole to replace the Creole LOC with a new letter of credit with similar terms issued by a bank or other financial institution then acceptable to the Company.

(iv) The Company shall have the right to draw against the Creole LOC and/or other collateral solely (a) in accordance with the terms of the applicable Wholly Retained Creole Reinsurance Agreement or Novated-to-Creole Reinsurance Agreement, as the case may be, and/or as required and permitted by the laws and regulations of the Commonwealth of Pennsylvania, or (b) in the event that a notice of nonrenewal is received pursuant to the evergreen clause.

(v) Annually, the Company shall review and redetermine the amount of the Go-Forward Creole Obligations and the amount of collateral security required pursuant to this Agreement. At such time, B&W will provide its most recent audited financial statements, interim financial statements, and any other financial information reasonably requested by the Company for the purpose of evaluating the financial condition of B&W. B&W will provide any needed increases in the amount of the Creole LOC (and/or other collateral if acceptable to the Company) within thirty (30) days of the Company’s written request for any additional required amount of the Creole LOC. The Company will effect any decreases in the amount of the Creole LOC (and/or other collateral) promptly, provided that Creole is not in breach of any of its obligations under this Agreement or the Existing Reinsurance Agreements as transferred and novated hereunder and B&W is not in breach of any of its obligations to the Company under the ALAA.

(c) Existing Security Agreements; Substituted Collateral. Notwithstanding anything in any Existing Reinsurance Agreement or any Existing Security Agreement to the contrary, the Company shall release the Existing Collateral (including, without limitation, providing the necessary directions to issuing banks of letters of credit, trustees of reinsurance trusts, and/or similar third parties) upon receipt of the Substituted Collateral as set forth in Section 3(a)(i) and 3(b)(i), and the Parties shall take all actions and execute any documents necessary to terminate the Existing Security Agreements.

(d) Adjustments of Funds Withheld. To the extent that the Company has retained funds of Creole or Boudin as funds withheld under any Existing Reinsurance Agreement (including, without limitation, by allocating reinsurance premium or other funds of the reinsurers to claim payment funds held by ESIS), such funds shall continue to be maintained following the transactions contemplated by this Agreement. If the Company desires to effect a one-time reallocation of such funds withheld as between Creole and Boudin as a result of the transactions contemplated by this Agreement, it shall provide notice of such reallocation as promptly as possible after the Assumption Time, but in any event on or prior to October 1, 2010, and Creole and Boudin shall accept the Company’s determination of the amount of such reallocation.

4. Existing Collateral. The Substituted Collateral required to be provided by Creole and Boudin hereunder shall, except to the extent provided otherwise in this Agreement, be subject to all of the terms and conditions applicable to the Existing Collateral pursuant to the Existing Reinsurance Agreements to the same extent that such terms and conditions applied to the Existing Collateral thereunder.

5. Allocation.

(a) Company Designations. The Company’s determination as to whether an obligation is a Go-Forward Boudin Obligation or a Go-Forward Creole Obligation (a “Company Designation”) shall be binding on Creole and Boudin, and they shall not delay, or make any deduction with respect to, their payment or other response to such obligation on account of any disagreement with such determination, provided, however, that such payment or other response shall not be construed as prejudicial to either Party in any dispute between Creole and Boudin with respect to any such Company Designation.

(b) Disputes. Any dispute or disagreement between Creole and Boudin with respect to the correctness of a Company Designation shall be resolved pursuant to Article V of the Master Separation Agreement by MII on behalf of Boudin and B&W on behalf of Creole; provided, that (i) the Company will not be made a party to any arbitration proceeding arising from such dispute or disagreement, but may be called as a witness; (ii) any reasonable costs incurred by the Company in respect of any such arbitration proceeding will be fully reimbursed to the Company promptly following receipt of a reimbursement demand from the Company; (iii) under no circumstances will MII or B&W or Creole or Boudin, as a result of such arbitration proceeding, require the Company to return any amount received by the Company pursuant to a prior Company Designation, whether such amount was received as a result of the Company’s draw against security posted for its benefit or otherwise, and (iv) the Company shall comply with the allocation or other resolution of such dispute.

6. Billing. On and after the Effective Date, the Company will (in each case in accordance with the billing procedures set forth in the applicable Existing Reinsurance Agreement)

(a) bill Creole directly for such of the Go-Forward Creole Obligations as are then due and payable, and provide Creole with appropriate reports and accounting with respect to such obligations; and

(b) bill Boudin directly for such of the Go-Forward Boudin Obligations as are then due and payable, and provide Boudin with appropriate reports and accounting with respect to such obligations.

7. Amendments. Neither this Agreement nor any provision hereof may be amended, changed, waived, discharged or terminated except by a written instrument signed by each Party.

8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any right or obligation hereunder may be assigned or conveyed by any Party without the prior written consent of the other Parties, which consent shall not be unreasonably withheld.

9. No Waiver. The failure or refusal by any Party to exercise any rights granted hereunder shall not constitute a waiver of such rights or preclude the subsequent exercise thereof, and no oral communication shall be asserted as a waiver of any such rights hereunder unless such communication shall be confirmed in a writing plainly expressing an intent to waive such rights and signed by the Party against whom such waiver is asserted.

10. Counterparts. This Agreement may be executed in any number of counterparts each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties and other Persons signatory hereto transmitted by facsimile shall be deemed to be their original signatures for all purposes.

11. No Third Party Beneficiary. This Agreement shall not be deemed to give any right or remedy to any third party whatsoever unless otherwise specifically granted hereunder.

12. Parties’ Representations. As of the Effective Date, each of the Parties expressly represents on its own behalf: (a) it is an entity in good standing in its jurisdiction of organization; (b) it has all requisite corporate power and authority to enter into this Agreement, and to perform its obligations hereunder; (c) the execution and delivery by it of this Agreement, and the performance by it of its obligations under this Agreement, have been duly authorized by all necessary corporate or other action; (d) this Agreement, when duly executed and delivered by it, and subject to the due execution and delivery hereof by the other Parties, will be a valid and binding obligation of it, enforceable against it, its successors and permitted assigns, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles; (e) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the respective terms and conditions hereof will not (i) violate any provision of its Organizational Documents, (ii) violate any applicable order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against it, or binding upon it, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon it as of the date hereof, or (iii) violate any agreement, contract, obligation, promise or undertaking that is legally binding and to which it is a party or by which it is bound; and (f) the signatory hereto on behalf of it is duly authorized and legally empowered to enter into this Agreement on its behalf.

13. Notices. Any and all notices, requests, approvals, authorizations, consents, instructions, designations and other communications that are required or permitted to be given pursuant to this Agreement shall be in writing and may be given either by personal delivery, first class prepaid post (airmail if to another country) or by internationally recognized overnight delivery service to the following address, or to such other address and recipient as such Party may have notified in accordance with the terms of this section as being its address or recipient for notification for the purposes of this Agreement:

If to the Company	ACE American Insurance Company 225 E. John Carpenter Freeway, Suite 1300 Irving, TX 75062
	Attention:	Underwriting Manager ACE Risk Management

	Telephone:	(972) 465.7500
	Facsimile:	(972) 465.7826

If to Boudin:	Boudin Insurance Company, Ltd., c/o McDermott International, Inc. 757 N. Eldridge Parkway Houston, Texas 77079
	Attention:	VP and Chief Risk Officer (with copy to General Counsel)

	Telephone:	281-870-5785
	Telecopier:	281-870-5923
	Electronic Mail:	twoodard@mcdermott.com

with a copy to:
Boudin Insurance Company, Ltd. Cedar House 41 Cedar Avenue P.O. Box HM 1838 Hamilton HM HX Bermuda Bermuda Fax (441) 295-3982
	Telephone:	281-870-5476
	Telecopier:	281-870-5923
	Electronic Mail:	cjryan@mcdermott.com

If to any MII Entity:	McDermott International, Inc. 757 N. Eldridge Parkway Houston, Texas 77079
	Attention:	VP and Chief Risk Officer (with copy to General Counsel)

	Telephone:	281-870-5785
	Telecopier:	281-870-5923
	Electronic Mail:	twoodard@mcdermott.com

If to Creole:	Creole Insurance Company, Ltd.

Prior to the Separation:

Creole Insurance Company, Ltd., c/o Babcock & Wilcox Holdings, Inc. 800 Main Street Lynchburg, Virginia 24504
	Attention:	Director, Risk Management (with copy to General Counsel)
	Telephone:	434-522-6800

with a copy to:
McDermott International, Inc. 777 N. Eldridge Parkway Houston, Texas 77079
	Attention:	Director, Risk Management (with copy to General Counsel)

with an additional copy to:
Creole Insurance Company, Ltd. Cedar House 41 Cedar Avenue P.O. Box HM 1838 Hamilton HM HX Bermuda Bermuda Fax (441) 295-3982
	Telephone:	281-870-5476
	Telecopier:	281-870-5923
	Electronic Mail:	cjryan@mcdermott.com

On and After the Separation:

The Babcock & Wilcox Company The Harris Building 13024 Ballantyne Corporate Place, Suite 700 Charlotte, North Carolina
	Attention:	Director, Risk Management (with copy to General Counsel)

with a copy to:
Creole Insurance Company, Ltd. Cedar House 41 Cedar Avenue P.O. Box HM 1838 Hamilton HM HX Bermuda Bermuda Fax (441) 295-3982
	Telephone:	281-870-5476
	Telecopier:	281-870-5923
	Electronic Mail:	cjryan@mcdermott.com

If to any B&W Entity:	Prior to the Separation:

Babcock & Wilcox Holdings, Inc. (f/k/a The Babcock & Wilcox Company) 800 Main Street Lynchburg, Virginia 24504
	Attention:	Director, Risk Management (with copy to General Counsel)
	Telephone:	434-522-6800

with a copy to:
McDermott International, Inc. 777 N. Eldridge Parkway Houston, Texas 77079
	Attention:	Director, Risk Management (with copy to General Counsel)

	Telephone:	281-870-5476
	Telecopier:	281-870-5923
	Electronic Mail:	cjryan@mcdermott.com

On and After the Separation:

The Babcock & Wilcox Company The Harris Building 13024 Ballantyne Corporate Place, Suite 700 Charlotte, North Carolina
	Attention:	Director, Risk Management (with copy to General Counsel)

Any notice or communication to any Person shall be deemed to be received by that Person:

(A) upon personal delivery; or

(B) upon receipt if sent by mail or courier.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to those provisions concerning conflicts of laws that would result in the application of the laws of any other jurisdiction.

15. Entire Agreement. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT AMONG ALL OF THE PARTIES WITH RESPECT TO THE TRANSFERS, ASSUMPTIONS, AND NOVATIONS DESCRIBED HEREIN AND SUPERSEDES ALL OTHER PRIOR AGREEMENTS AND UNDERSTANDINGS, BOTH WRITTEN AND ORAL, WITH RESPECT TO SUCH TRANSFERS, ASSUMPTIONS, AND NOVATIONS. SOLELY FOR INTERPRETATION PURPOSES, THE PARTIES ACKNOWLEDGE THAT THIS AGREEMENT IS INTENDED TO BE READ TOGETHER WITH THE ALAA.

16. Dispute Resolution.

(a) For dispute resolution purposes as between Creole and Boudin, and all disputes between Creole and Boudin arising out of this Agreement, including without limitation as to whether a given obligation is a Go-Forward Creole Obligation or a Go-Forward Boudin Obligation, shall be resolved in accordance with the procedures set forth in the Master Separation Agreement (provided, however, that until the Master Separation Agreement is executed and delivered by all parties thereto, the reference to such agreement in this Section 16(a) shall be deemed to refer to the draft thereof dated as of April 28, 2010).

(b) As between the Company on the one hand and Creole and/or Boudin, on the other hand, all disputes arising hereunder shall be resolved in accordance with the arbitration provisions of the most recent Existing Reinsurance Agreement. In any such arbitration, the entity named in the applicable Company Designation shall be the party formally opposed to the Company, but the other of Boudin or Creole shall have right to associate effectively in the defense and/or prosecution of such arbitration.

17. Severability. If any term or other provision of this Agreement or the Exhibits attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the court, administrative agency or arbitrator shall interpret this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible. If any sentence in this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

18. Rules of Construction. The definitions of terms used herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement. No provision of this Agreement shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties intending to be legally bound hereby have executed this Agreement, by their duly authorized representatives.

ACE AMERICAN INSURANCE COMPANY

By:	/S/ LAURA VEST
Printed Name:	Laura Vest
Title:	Vice President

CREOLE INSURANCE COMPANY, LTD.

By:	/S/ BENJAMIN H. BASH
Benjamin H. Bash
Assistant Secretary

BOUDIN INSURANCE COMPANY, LTD.

By:	/S/ LIANE K. HINRICHS
Liane K. Hinrichs
Assistant Secretary

Consented to for Purposes of Section 3:

MCDERMOTT INTERNATIONAL INC.

By:	/S/ LIANE K. HINRICHS
Name:	Liane K. Hinrichs
Title:	Senior Vice President

BABCOCK & WILCOX HOLDINGS, INC.

By:	/S/ MICHAEL S. TAFF
Name:	Michael S. Taff
Title:	Senior Vice President